Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2021, in amendment No. 2 to the Registration Statement on Form F-1 (No. 333-255262) and the related Prospectus of Similarweb Ltd. dated May 3, 2021.

/s/ Kost Forer Gabbay and Kasierer
May 3, 2021	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A member of Ernst & Young Global